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Exhibit 5.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the use of our report dated February 14, 2011 with respect to the financial statements of Central GoldTrust (the "Trust") as at December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, incorporated by reference in Amendment No. 1 to the Registration Statement on Form F-10 of Central GoldTrust (File No. 333-176766), and to the references to us under the heading "Experts" in the Prospectus that forms a part of the Registration Statement for the registration of U.S.$1,000,000,000 Units of the Trust.

Toronto, Canada October 11, 2011	/s/ ERNST & YOUNG LLP Chartered Accountants Licensed Public Accountants

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  Exhibit 5.2
CONSENT OF INDEPENDENT ACCOUNTANTS